NEWS RELEASE

EVEREST GROUP, LTD.

Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dawn Lauer	Investors: Matt Rohrmann
Chief Communications Officer	Head of Investor Relations
908.300.7670	908.604.7343

Everest Reports First Quarter 2026 Results
Annualized 16.8% Net Income ROE and 16.7% Net Operating Income ROE
$316 million of Underwriting Income and Combined Ratio of 91.2%
Repurchased $331 million of Common Shares During the Quarter
HAMILTON, Bermuda – (BUSINESS WIRE) – April 29, 2026 – Everest Group, Ltd. (NYSE: EG), a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions, today reported its first quarter 2026 results.

First Quarter 2026 Highlights
•Net income of $653 million, equal to $16.21 per diluted share versus first quarter 2025 net income of $210 million, equal to $4.90 per diluted share
•Net operating income of $648 million, equal to $16.08 per diluted share versus first quarter 2025 net operating income of $276 million, equal to $6.45 per diluted share
•Total Shareholder Return of 16.1% annualized1; Annualized 16.8% Net Income ROE and 16.7% Net Operating Income ROE
•$3.6 billion in gross written premium, a year-over-year decrease of 18.5% for the Group, a decrease of 8.5% for Reinsurance Treaty, and an increase of 1.6% for Global Wholesale & Specialty on a comparable basis; a decrease of 6.4% when excluding Legacy segment
•Combined ratios of 91.2% for the Group, 87.2% for Reinsurance Treaty and 96.8% for Global Wholesale & Specialty
•Attritional combined ratios of 88.5% for the Group, 85.0% for Reinsurance Treaty, and 92.6% for Global Wholesale & Specialty
•Net favorable development of approximately $33 million in prior year loss reserves, resulting in a 0.9-point decrease on the combined ratio for the Group, driven by short tail lines.
•Pre-tax underwriting income (loss) of $316 million for the Group, $315 million for Reinsurance Treaty, $23 million for Global Wholesale & Specialty, and ($22) million for Legacy
•$130 million of pre-tax catastrophe losses net of recoveries and reinstatement premiums for the Group versus $472 million in Q1 2025. Reinstatement premiums were $0 in Q1 2026 and $62 million in the prior year first quarter.
•Net investment income increased to $567 million versus $491 million in the prior year quarter, driven by strong alternative investment returns.
•Operating cashflow for the quarter of $649 million versus $928 million in Q1 2025

(1) Denotes annualized figure; represents Total Shareholder Return or "TSR". Annualized TSR is calculated as year to date growth in book value per common share outstanding excluding URA(D) on fixed maturity, available for sale securities plus year-to-date dividends per share.

“Everest delivered a strong start to the year as the strategy we implemented to improve our return profile and capital efficiency is becoming evident in our results. Solid contributions from underwriting and investment income drove an annualized operating ROE of 16.7% and supported accelerated share repurchases,” said Jim Williamson, Everest President and CEO. “Our new structure provides greater clarity on the earnings power across Everest. The Reinsurance Treaty team continues to operate with a relentless focus on bottom-line results, with strong and disciplined execution of the January and April first renewals. Our Global Wholesale & Specialty team continues to tactically improve the quality of the portfolio and expand in markets where we have durable competitive advantages, which we believe positions the business for increased profitability. As we look forward through 2026, we are focused on executing against our strategy, centered around underwriting discipline and accelerating capital return.”

Summary of First Quarter 2026 Net Income and Other Items
•Net income of $653 million, equal to $16.21 per diluted share, versus first quarter 2025 net income of $210 million, equal to $4.90 per diluted share
•Net operating income of $648 million, equal to $16.08 per diluted share, versus first quarter 2025 net operating income of $276 million, equal to $6.45 per diluted share
•Everest recognized a net pre-tax expense of $81.0 million included in other income (expense) primarily associated with the sale of the renewal rights to the Commercial Retail Insurance business in certain geographic regions to AIG.
•Operating income tax rate of 11.7% versus first quarter 2025 operating income tax rate of 16.1%. The operating income tax rate in the first quarter 2026 benefited the takedown of an accrual of UK Pillar II tax due to the UK updating its tax laws in 1Q to conform with the most recent OECD guidance.

The following table summarizes the Company’s Net Income and related financial metrics.

Net income and operating income	Q1	Year to Date	Q1	Year to Date
All values in USD millions except for per share amounts and percentages	2026	2026	2025	2025
Everest Group
Net income (loss)	653	653	210	210
Net operating income (loss) (2)	648	648	276	276

Net income (loss) per diluted common share	16.21	16.21	4.90	4.90
Net operating income (loss) per diluted common share (2)	16.08	16.08	6.45	6.45

Net income (loss) return on average equity (annualized)	16.8%	16.8%	5.7%	5.7%
After-tax net operating income (loss) return on average equity (annualized) (2)	16.7%	16.7%	7.5%	7.5%

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

Shareholders' Equity and Book Value per Share	Q1	Year to Date	Q1	Year to Date
All values in USD millions except for per share amounts and percentages	2026	2026	2025	2025
Beginning shareholders' equity	15,461	15,461	13,875	13,875
Net income (loss)	653	653	210	210
Change - URA(D) of fixed maturity, available for sale securities	(374)	(374)	289	289
Dividends to shareholders	(80)	(80)	(85)	(85)
Purchase of treasury shares	(331)	(331)	(200)	(200)
Other	(38)	(38)	51	51
Ending shareholders' equity	15,291	15,291	14,140	14,140

Common shares outstanding		39.8		42.5
Book value per common share outstanding		383.75		332.39
Less: URA(D) of fixed maturity, available for sale securities		(9.27)		(13.18)
Book value per common share outstanding excluding URA(D) (3)		393.02		345.57

Change in BVPS adjusted for dividends		1.6%		3.5%
Total Shareholder Return ("TSR") - Annualized		16.1%		5.6%
Common share dividends paid - last 12 months		8.00		8.00

Notes
(3) Denotes non-GAAP financial measure. A reconciliation to book value per share, the most comparable GAAP measure, is included in the table above. See "Comments on Non-GAAP Financial Measures" for additional information.

The following information summarizes the Company’s underwriting results, on a consolidated basis and by segment – Reinsurance Treaty, Global Wholesale & Specialty, and Legacy, with selected commentary on results by segment.

Underwriting information - Everest Group	Q1	Year to Date	Q1	Year to Date	Year on Year Change
All values in USD millions except for percentages	2026	2026	2025	2025	Q1	Year to Date
Gross written premium	3,602	3,602	4,391	4,391	(18.0)%	(18.0)%
Net written premium	3,186	3,186	3,735	3,735	(14.7)%	(14.7)%

Loss Ratio:
Current year	59.3%	59.3%	61.3%	61.3%	(2.0) pts	(2.0) pts
Prior year	(0.9)%	(0.9)%	—%	—%	(0.9) pts	(0.9) pts
Catastrophe	3.6%	3.6%	13.9%	13.9%	(10.3) pts	(10.3) pts
Total Loss ratio	62.0%	62.0%	75.1%	75.1%	(13.1) pts	(13.1) pts
Commission and brokerage ratio	23.1%	23.1%	21.4%	21.4%	1.7 pts	1.7 pts
Other underwriting expenses	6.0%	6.0%	6.2%	6.2%	(0.1) pts	(0.1) pts
Combined ratio	91.2%	91.2%	102.7%	102.7%	(11.6) pts	(11.6) pts
Attritional combined ratio (4)	88.5%	88.5%	90.2%	90.2%	(1.7) pts	(1.7) pts

Pre-tax net catastrophe losses (5)	130	130	472	472
Pre-tax net unfavorable (favorable) prior year reserve development	(33)	(33)	—	—

Notes
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, and COVID-19 losses. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Reinsurance Treaty Segment – Quarterly Highlights
•Gross written premiums decreased 8.5% versus the prior year quarter on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $2.7 billion.
•Growth was primarily led by a 9.4% increase in Property Catastrophe XOL and a 1.0% increase in Property Pro-Rata, partially offset by decreases of 25.0% in Property Non-Catastrophe XOL, 23.9% in Casualty Pro-Rata, and 13.3% in Casualty XOL, when adjusting for reinstatement premiums.
•Attritional loss ratio improved 270 basis points over first quarter 2025 to 56.7%, while the attritional combined ratio improved 210 basis points to 85.0% versus a year ago. The Washington, D.C. aviation losses, net of recoveries and reinstatement premiums, contributed 2.7 points to the first quarter 2025 attritional loss ratio and 2.5 points to the attritional combined ratio.4
•Net favorable prior year development was $33 million, driven by well-seasoned property reserves
•Pre-tax catastrophe losses were $90 million net of estimated recoveries and reinstatement premiums, driven primarily by losses associated with the Iran War and a number of mid-sized events globally. Pre-tax catastrophe losses were $447 million net of estimated recoveries and reinstatement premiums in the prior-year quarter, driven primarily by the California Wildfires.

Underwriting information - Reinsurance Treaty segment	Q1	Year to Date	Q1	Year to Date	Year on Year Change
All values in USD millions except for percentages	2026	2026	2025	2025	Q1	Year to Date
Gross written premium	2,674	2,674	2,935	2,935	(8.9)%	(8.9)%
Net written premium	2,405	2,405	2,528	2,528	(4.9)%	(4.9)%

Loss Ratio:
Current year	56.7%	56.7%	58.0%	58.0%	(1.3) pts	(1.3) pts
Prior year	(1.4)%	(1.4)%	—%	—%	(1.4) pts	(1.4) pts
Catastrophe	3.7%	3.7%	19.7%	19.7%	(16.0) pts	(16.0) pts
Total Loss ratio	59.0%	59.0%	77.7%	77.7%	(18.7) pts	(18.7) pts
Commission and brokerage ratio	25.7%	25.7%	24.7%	24.7%	1.0 pts	1.0 pts
Other underwriting expenses	2.5%	2.5%	2.3%	2.3%	0.2 pts	0.2 pts
Combined ratio	87.2%	87.2%	104.7%	104.7%	(17.5) pts	(17.5) pts
Attritional combined ratio (4)	85.0%	85.0%	87.1%	87.1%	(2.1) pts	(2.1) pts

Pre-tax net catastrophe losses (5)	90	90	447	447
Pre-tax net prior year reserve development	(33)	(33)	—	—

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, and COVID-19 losses. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Global Wholesale & Specialty Segment – Quarterly Highlights
•Gross written premiums increased 1.6% on a comparable basis (constant dollar basis and excluding reinstatement premiums)2, to approximately $793 million as we continued to improve the mix and quality of the portfolio.
•Growth was led by increases of 32.9% in Other Specialty and 23.8% in Accident and Health. Growth was partially offset by decreases of 26.7% in Workers' Compensation, 9.3% in Property / Short Tail, and 6.1% in Specialty Casualty.
•Attritional loss ratio improved 380 basis points over first quarter 2025 to 58.9%, while the attritional combined ratio increased 10 basis points to 92.6% versus a year ago.4
•Total expense ratio increased 390 basis points to 33.8% due to mix and reduced casualty earned premium.
•Pre-tax catastrophe losses were $30 million, net of estimated recoveries and reinstatement premiums, an increase versus the prior year quarter.

Underwriting information - Global Wholesale & Specialty segment	Q1	Year to Date	Q1	Year to Date	Year on Year Change
All values in USD millions except for percentages	2026	2026	2025	2025	Q1	Year to Date
Gross written premium	793	793	770	770	2.9%	2.9%
Net written premium	692	692	655	655	5.6%	5.6%

Loss Ratio:
Current year	58.9%	58.9%	63.0%	63.0%	(4.1) pts	(4.1) pts
Prior year	—%	—%	(0.3)%	(0.3)%	0.3 pts	0.3 pts
Catastrophe	4.2%	4.2%	3.1%	3.1%	1.1 pts	1.1 pts
Total Loss ratio	63.0%	63.0%	65.8%	65.8%	(2.8) pts	(2.8) pts
Commission and brokerage ratio	21.2%	21.2%	19.6%	19.6%	1.6 pts	1.6 pts
Other underwriting expenses	12.6%	12.6%	10.3%	10.3%	2.3 pts	2.3 pts
Combined ratio	96.8%	96.8%	95.7%	95.7%	1.1 pts	1.1 pts
Attritional combined ratio (4)	92.6%	92.6%	92.5%	92.5%	0.1 pts	0.1 pts

Pre-tax net catastrophe losses (5)	30	30	23	23
Pre-tax net prior year reserve development	—	—	(2)	(2)

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.
(4) Attritional ratios exclude catastrophe losses, net CAT reinstatement premiums earned, prior year development, and COVID-19 losses. Attritional combined ratio is a non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

(5) Pre-tax net catastrophe losses are net of reinsurance and reinstatement premiums.

Legacy Segment
•Our Legacy segment now encompasses our commercial retail insurance business following the announcement of the commercial retail insurance renewal rights transaction.
•Gross written premiums reflect a limited number of renewed and new policies written on the Company's paper related to the commercial retail insurance business and by the purchaser of the sports and leisure business, for a finite period post-closing.
•Net premiums earned in the quarter were largely driven by the commercial retail insurance business, which we expect to diminish to a small amount by year-end.

Underwriting information - Legacy segment	Q1	Year to Date	Q1	Year to Date
All values in USD millions except for percentages	2026	2026	2025	2025
Gross written premium	135	135	686	686
Net written premium	89	89	552	552

Net premiums earned	399	399	540	540

Incurred losses and LAE
Current year	306	306	402	402
Prior year	—	—	2	2
Catastrophes	10	10	3	3
Total incurred losses and LAE	316	316	407	407
Commission, brokerage, taxes and fees	41	41	44	44
Other underwriting expenses	65	65	103	103

Underwriting income (loss) (2)	(22)	(22)	(14)	(14)

Notes
(2) Denotes non-GAAP financial measure. See "Comments on Non-GAAP Financial Measures" for an explanation and reconciliation.

Investments and Shareholders’ Equity as of March 31, 2026
•Total invested assets and cash of $45.0 billion versus $45.4 billion on December 31, 2025
•Shareholders’ equity of $15.3 billion vs. $15.5 billion on December 31, 2025, including $369 million of unrealized net losses on fixed maturity, available for sale securities
•Shareholders’ equity excluding unrealized gains (losses) on fixed maturity, available for sale securities of $15.7 billion versus $15.5 billion on December 31, 2025
•Book value per share of $383.75 versus $379.83 at December 31, 2025
•Book value per share excluding unrealized gains (losses) on fixed maturity, available for sale securities of $393.02 versus $379.70 at December 31, 2025
•Common share repurchases of $331 million during the quarter, representing 1,002,516 shares at an average price of $330.01.
•Dividends of $2.00 per common share declared and paid in the quarter equaling $80.0 million

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. Forward-looking statements reflect management’s current expectations based on assumptions we believe are reasonable but are not guarantees of performance. Actual results may differ materially from those contained in forward-looking statements made on behalf of the Company. Forward-looking statements involve risks and uncertainties that include, but are not limited to, the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, our ability to execute divestitures, obtain regulatory approvals and effectuate strategic transactions, including the sale of our retail commercial insurance business, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemics, regulatory and legal uncertainties, expenses related to divestitures and other factors described in our SEC filings, including but not limited to our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest
Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

A conference call discussing the results will be held at 8:00 a.m. Eastern Time on Thursday April 30, 2026. The call will be available on the Internet through the Company’s website at https://investors.everestglobal.com/overview.

Recipients are encouraged to visit the Company’s website to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestglobal.com in the

“Investors/Financials/Quarterly Results” section of the website. The supplemental financial information may also be obtained by contacting the Company directly.
_______________________________________________
Comments on Non-GAAP Financial Measures
In this Press Release, the Company has included certain non-GAAP financial measures, including after-tax net operating income (loss), after-tax net operating income (loss) per diluted share, attritional combined ratio, gross written premiums presented on a comparable basis, net operating income return on equity ("ROE"), underwriting income, and book value per common share outstanding excluding net unrealized appreciation (depreciation) on fixed maturity, available for sale securities ("URA(D)"). The Company presents these non-GAAP financial measures to facilitate a deeper understanding of the profitability drivers of our business, results of operations, financial condition and liquidity. The Company believes that such measures are important to investors and other interested persons, and that these measures are a useful supplement to GAAP information concerning the Company’s performance. These measures may not, however, be comparable to similarly titled measures used by companies within or outside of the insurance industry. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, or superior to, the Company’s financial measures prepared in accordance with generally accepted accounting principles ("GAAP").
A reconciliation of the non-GAAP financial measures to the most comparable corresponding GAAP financial measures is included below.
After-tax net operating income (loss) and after-tax net operating income (loss) per diluted share
After-tax net operating income (loss) (also referred to in this release as net operating income) consists of net income (loss) excluding after-tax net gains (losses) on investments and after-tax net foreign exchange income (expense), as shown below:

(Dollars in millions, except per share amounts)	Three Months Ended March 31,				Three Months Ended March 31,
	2026		2025		2026		2025

	(unaudited)				(unaudited)

	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
After-tax net operating income (loss)	$648	$16.08	$276	$6.45	$648	$16.08	$276	$6.45
After-tax net gains (losses) on investments	(6)	(0.16)	(6)	(0.14)	(6)	(0.16)	(6)	(0.14)
After-tax net foreign exchange income (expense)	12	0.29	(60)	(1.41)	12	0.29	(60)	(1.41)

Net income (loss)	$653	$16.21	$210	$4.90	$653	$16.21	$210	$4.90

(Some amounts may not reconcile due to rounding.)
Although net gains (losses) on investments and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net gains (losses) on investments and foreign exchange income (expense) is independent of the insurance underwriting process. The Company believes that the level of net gains (losses) on investments and net foreign exchange income (expense) for any particular period are not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax net operating income (loss) in their analyses for the reasons discussed above. The Company provides after-tax net operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.
Attritional Loss Ratio and Attritional Combined Ratio
The loss ratio is calculated as the sum of total incurred losses and loss adjustment expenses, divided by net premiums earned. The combined ratio is calculated as the sum of total incurred losses and loss adjustment expenses, commission and brokerage expenses, and other underwriting expenses, divided by net premiums earned. The attritional loss ratio and attritional combined ratio are defined as the loss ratio and the combined ratio, respectively, adjusted to exclude catastrophe losses, net catastrophe reinstatement premiums, prior year development, and COVID-19 losses. The Company believes the attritional ratios are useful to management and investors because the adjusted ratios provide for better comparability and more accurately measure the Company’s underlying underwriting performance. The following tables are a reconciliation of the loss ratio and attritional loss ratio, and the combined ratio and attritional combined ratio for the periods noted:

	Three Months Ended March 31,
	2026			2025

	(unaudited)

	Reinsurance Treaty	Global Wholesale & Specialty	Group	Reinsurance Treaty	Global Wholesale & Specialty	Group
Loss ratio	59.0%	63.0%	62.0%	77.7%	65.8%	75.1%
Adjustment for catastrophe losses	(3.7)%	(4.2)%	(3.6)%	(19.7)%	(3.1)%	(13.9)%
Adjustment for reinstatement premiums	—%	—%	—%	1.4%	—%	1.0%
Adjustment for prior year development (6)	1.4%	—%	0.9%	—%	0.3%	—%
Adjustment for other items	0.1%	—%	0.1%	—%	(0.2)%	—%
Attritional loss ratio	56.7%	58.9%	59.4%	59.4%	62.7%	62.2%

(Some amounts may not reconcile due to rounding.)

	Three Months Ended March 31,
	2026			2025

	(unaudited)

	Reinsurance Treaty	Global Wholesale & Specialty	Group	Reinsurance Treaty	Global Wholesale & Specialty	Group
Combined ratio	87.2%	96.8%	91.2%	104.7%	95.7%	102.7%
Adjustment for catastrophe losses	(3.7)%	(4.2)%	(3.6)%	(19.7)%	(3.1)%	(13.9)%
Adjustment for reinstatement premiums	—%	—%	—%	2.1%	—%	1.5%
Adjustment for prior year development (6)	1.4%	—%	0.9%	—%	0.3%	—%
Adjustment for other items	0.1%	—%	0.1%	—%	(0.4)%	(0.1)%
Attritional combined ratio	85.0%	92.6%	88.5%	87.1%	92.5%	90.2%
Adjustment for profit commission	—%	—%	—%	—%	—%	—%
Attritional combined ratio excluding profit commission	85.0%	92.6%	88.5%	87.1%	92.5%	90.2%

(Some amounts may not reconcile due to rounding.)

Gross Written Premium on a Comparable Basis
The Company has included in this Press Release certain changes in gross written premium on a comparable basis, reflecting constant currency basis and excluding reinstatement premiums. Constant currency basis excludes the impact of foreign exchange rates. The Company provides change in gross written premium on a comparable basis to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance. The following tables are a reconciliation of gross written premium and period-over-period changes on a GAAP basis to the non-GAAP comparable basis for the periods noted:

(Dollars in millions)	Quarter-to-Date
	March 31, 2026	March 31, 2025	Change

	(unaudited)

	Gross Written Premium	Gross Written Premium	% Impact
Group	$3,602	$4,391	(18.0)%
Adjustment for gross CAT reinstatement premiums	—	(95)	1.8%
Adjustment for foreign exchange effect	—	124	(2.4)%
Group (comparable basis)	$3,602	$4,421	(18.5)%

Reinsurance Treaty	$2,674	$2,935	(8.9)%
Adjustment for gross CAT reinstatement premiums	—	(95)	3.0%
Adjustment for foreign exchange effect	—	83	(2.7)%
Reinsurance Treaty (comparable basis)	$2,674	$2,923	(8.5)%

Global Wholesale & Specialty	$793	$770	2.9%
Adjustment for gross CAT reinstatement premiums	—	—	—%
Adjustment for foreign exchange effect	—	10	(1.3)%
Global Wholesale & Specialty (comparable basis)	$793	$780	1.6%

Legacy	$135	$686	(80.3)%
Adjustment for gross CAT reinstatement premiums	—	—	—%
Adjustment for foreign exchange effect	—	31	(0.9)%
Legacy (comparable basis)	$135	$718	(81.1)%
(Some amounts may not reconcile due to rounding.)

Net Operating Income Return On Equity ("ROE")
Net Operating Income ROE (also referred to as operating ROE) is calculated by dividing after-tax net operating income (loss) by average shareholders' equity, adjusted for average net unrealized depreciation (appreciation) of fixed maturity, available for sale securities. A reconciliation of net income, the most comparable GAAP measure, to net operating income is presented above. The Company believes net operating income ROE is a useful measure for management and investors as it allows for better comparability and removes variability when assessing the results of operations. A reconciliation of Net Operating Income ROE and Net Income ROE is shown below.

	Quarter-to-Date		Year-to-Date
(Dollars in millions)	March 31,	March 31,	March 31,	March 31,
	2026	2025	2026	2025

	(unaudited)		(unaudited)

Beginning of period shareholders' equity	$15,461	$13,875	$15,461	$13,875
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	(5)	849	(5)	849
Adjusted beginning of period shareholders' equity	$15,455	$14,724	$15,455	$14,724

End of period shareholders' equity	$15,291	$14,140	$15,291	$14,140
Add: Net unrealized depreciation (appreciation) of fixed maturity, available for sale securities	369	561	369	561
Adjusted end of period shareholders' equity	$15,660	$14,700	$15,660	$14,700

Average adjusted shareholders' equity	$15,558	$14,712	$15,558	$14,712

After-tax net operating income (loss)	$648	$276	$648	$276
After-tax net gains (losses) on investments	(6)	(6)	(6)	(6)
After-tax foreign exchange income (expense)	12	(60)	12	(60)
Net income (loss)	$653	$210	$653	$210

Return on equity (annualized)
After-tax net operating income (loss)	16.7%	7.5%	16.7%	7.5%
After-tax net gains (losses) on investments	(0.2)%	(0.2)%	(0.2)%	(0.2)%
After-tax foreign exchange income (expense)	0.3%	(1.6)%	0.3%	(1.6)%
Net income (loss)	16.8%	5.7%	16.8%	5.7%

(Some amounts may not reconcile due to rounding.)

Underwriting Income
Underwriting income is calculated as net premiums earned, less (1) incurred losses and loss adjustment expenses, (2) commission, brokerage, taxes and fees, and (3) other underwriting expenses. Net income (loss) is the most comparable GAAP measure. The Company believes underwriting income is a useful measure for management and investors when assessing the performance of the Company's reinsurance and insurance business segments. A reconciliation of Underwriting Income and Net Income is shown below.

	Quarter-to-Date
(Dollars in millions)	March 31, 2026				March 31, 2025

	(unaudited)

	Reinsurance Treaty	Global Wholesale & Specialty	Legacy	Consolidated Group	Reinsurance Treaty	Global Wholesale & Specialty	Legacy	Consolidated Group
Net premiums earned	$2,456	$719	$399	$3,574	$2,579	$732	$540	$3,852
Less: Incurred losses and LAE	1,448	453	316	2,217	2,005	482	407	2,893
Less: Commission, brokerage, taxes and fees	632	152	41	825	637	143	44	824
Less: Other underwriting expenses	61	90	65	216	60	76	103	238
Underwriting income (loss)	$315	$23	$(22)	$316	$(122)	$32	$(14)	$(104)

Net investment income				567				491
Net gains (losses) on investments				(10)				(7)
Corporate expenses				(38)				(21)
Interest, fee and bond issue cost amortization expense				(36)				(38)
Other income (expense)				(63)				(73)
Income tax benefit (expense)				(83)				(39)
Net income (loss)				$653				$210

(Some amounts may not reconcile due to rounding.)
Book value per common share outstanding excluding URA(D)
Book value per common share outstanding excluding net unrealized appreciation (depreciation) of fixed maturity, available for sale securities ("URA(D)") is calculated as reported shareholders' equity less URA(D), divided by common shares outstanding. Book value per share is the most comparable GAAP measure. The Company believes this metric is useful to management and investors as it shows the value of shareholder returns on a per share basis after eliminating the variability of investments held at fair value. Please see the table on page 3 for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
Annualized Total Shareholder Return
Annualized TSR ("TSR") is calculated as year-to-date growth in book value per common share outstanding (excluding URA(D)) plus year-to-date dividends per share. As further discussed above, book value per common share outstanding (excluding URA(D)) is a non-GAAP measure. Please see the table on page 3 for a reconciliation of book value per common share outstanding (excluding URA(D)) and book value per share.
--Financial Details Follow--

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended March 31,
(In millions of U.S. dollars, except per share amounts)	2026	2025
	(unaudited)
REVENUES:
Premiums earned	$3,574	$3,852
Net investment income	567	491
Net gains (losses) on investments	(10)	(7)
Other income (expense)	(63)	(73)
Total revenues	4,068	4,263

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	2,217	2,893
Commission, brokerage, taxes and fees	825	824
Other underwriting expenses	216	238
Corporate expenses	38	21
Interest, fees and bond issue cost amortization expense	36	38
Total claims and expenses	3,332	4,015

INCOME (LOSS) BEFORE TAXES	736	248
Income tax expense (benefit)	83	39

NET INCOME (LOSS)	$653	$210

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") of securities arising during the period	(375)	284
Reclassification adjustment for realized losses (gains) included in net income (loss)	1	4
Total URA(D) of securities arising during the period	(374)	289

Foreign currency translation and other adjustments	(35)	64

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	—	—
Total benefit plan net gain (loss) for the period	—	—
Total other comprehensive income (loss), net of tax	(410)	352

COMPREHENSIVE INCOME (LOSS)	$243	$562

EARNINGS PER COMMON SHARE:
Basic	$16.21	$4.90
Diluted	16.21	4.90

EVEREST GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In millions of U.S. dollars, except par value per share)	2026	2025
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at fair value
(amortized cost: 2026, $35,137; 2025, $34,620, credit allowances: 2026, $(53); 2025, $(68))	$34,651	$34,573
Fixed maturities - held to maturity, at amortized cost
(fair value: 2026, $601; 2025, $576, net of credit allowances: 2026, $(8); 2025, $(6))	596	567
Equity securities, at fair value	177	180
Other invested assets	5,957	5,796
Short-term investments	2,223	2,994
Cash	1,415	1,318
Total investments and cash	45,020	45,429
Accrued investment income	389	436
Premiums receivable (net of credit allowances: 2026, $(94); 2025, $(94))	5,579	5,727
Reinsurance loss recoverables (net of credit allowances: 2026, $(60); 2025, $(57))	5,119	5,110
Funds held by reinsureds	1,395	1,326
Deferred acquisition costs	1,540	1,546
Prepaid reinsurance premiums	511	653
Income tax asset, net	933	915
Other assets (net of credit allowances: 2026, $(17); 2025, $(17))	1,856	1,372
TOTAL ASSETS	$62,342	$62,514

LIABILITIES:
Reserve for losses and loss adjustment expenses	34,649	34,312
Unearned premium reserve	6,697	7,275
Funds held under reinsurance treaties	272	267
Amounts due to reinsurers	624	642
Losses in course of payment	141	151
Senior notes	2,352	2,352
Long-term notes	218	218
Borrowings from FHLB	1,019	1,019
Accrued interest on debt and borrowings	42	21
Unsettled securities payable	217	—
Other liabilities	819	797
Total liabilities	47,051	47,054

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50.0 shares authorized; no shares issued and outstanding	—	—
Common shares, par value: $0.01; 200.0 shares authorized; 74.5 (2026) and 74.4 (2025)
shares issued and outstanding	1	1
Additional paid-in capital	3,849	3,852
Accumulated other comprehensive income (loss), net of deferred income tax expense (benefit)
of $(111) at 2026 and $(23) at 2025	(462)	(52)
Treasury shares, at cost; 34.7 shares (2026) and 33.7 shares (2025)	(5,236)	(4,906)
Retained earnings	17,139	16,565
Total shareholders' equity	15,291	15,461
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$62,342	$62,514

EVEREST GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(In millions of U.S. dollars)	2026	2025
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$653	$210
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	92	(155)
Decrease (increase) in funds held by reinsureds, net	(65)	(35)
Decrease (increase) in reinsurance recoverables	(151)	(248)
Decrease (increase) in income taxes	66	35
Decrease (increase) in prepaid reinsurance premiums	105	71
Increase (decrease) in reserve for losses and loss adjustment expenses	553	1,343
Increase (decrease) in unearned premiums	(519)	(152)
Increase (decrease) in amounts due to reinsurers	26	19
Increase (decrease) in losses in course of payment	(10)	29
Change in equity adjustments in limited partnerships	(153)	(47)
Distribution of limited partnership income	34	22
Change in other assets and liabilities, net	18	(131)
Non-cash compensation expense	18	6
Amortization of bond premium (accrual of bond discount)	(29)	(46)
Net (gains) losses on investments	10	7
Net cash provided by (used in) operating activities	649	928

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called/repaid - available for sale	1,151	1,085
Proceeds from fixed maturities sold - available for sale	519	127
Proceeds from fixed maturities matured/called/repaid - held to maturity	20	55
Proceeds from fixed maturities sold - held to maturity	—	10
Proceeds from equity securities sold	—	50
Distributions from other invested assets	50	132
Cost of fixed maturities acquired - available for sale	(2,455)	(3,650)
Cost of fixed maturities acquired - held to maturity	(51)	(2)
Cost of equity securities acquired	—	—
Cost of other invested assets acquired	(98)	(103)
Net change in short-term investments	765	1,804
Net change in unsettled securities transactions	10	(77)
Net cash provided by (used in) investing activities	(88)	(569)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued (redeemed) during the period for share-based compensation, net of expense	(20)	(19)
Purchase of treasury shares	(330)	(200)
Dividends paid to shareholders	(80)	(85)
Cost of shares withheld on settlements of share-based compensation awards	(23)	(19)
Net cash provided by (used in) financing activities	(454)	(324)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	28	(18)

Net increase (decrease) in cash including balances classified as held-for-sale	134	17
Net increase (decrease) in cash balances classified as held-for-sale	(38)	—
Cash, beginning of period	1,318	1,549
Cash, end of period	$1,415	$1,567

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$12	$1
Interest paid	35	16

NON-CASH TRANSACTIONS:
Non-cash limited partnership distribution	$—	$8
Non-cash restructure of fixed maturity securities - available for sale and other invested assets	—	34
Non-cash restructure of fixed maturity securities - available for sale and equity securities	6	—